UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: May 3, 2021
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET, YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (717) 845-3601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Securities registered pursuant to Section 12(g) of the Act:

COMMON STOCK, NO PAR VALUE	YORW	The NASDAQ Global Select Market
(Title of Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

THE YORK WATER COMPANY

Item 8.01	Other Events.

The York Water Company names Cynthia Dotzel as new board chair

York, Pennsylvania, May 3, 2021: The York Water Company (Nasdaq: YORW) today announced the election of Cynthia A. Dotzel, CPA, as its new board chair during the May 3rd board reorganization meeting. Dotzel succeeds George W. Hodges, who served as chair since 2010. She is the first female chair in York Water’s 205-year history.

“I am confident Cindy has the vision and passion to lead our company well into our third century of service and to add value to the customers, communities and stakeholders we serve,” said President and CEO JT Hand, extending his appreciation to the nomination and corporate governance committee and board of directors for the talent strategy deployed. “She brings a wealth of experience from the private sector and a tremendous foundation in corporate governance. Her leadership will guide our company through the complexities of our industry and secure our reputation for prudent and sustainable investment.”

Dotzel served on York Water’s board of directors from 2009 to 2015 and was reappointed to the board in 2019. She is a shareholder in York-based Dotzel & Company, Inc. Certified Public Accountants, and has more than 40 years of professional experience in the accounting, tax and business advisory sectors. A York College graduate, she has been active in the business community and has donated much of her time to various non-profit organizations in the York community.

Dotzel currently sits on the board of directors of Codorus Valley Bancorp, Inc., and PeoplesBank, a Codorus Company, where she chairs the audit committee. She previously served as a board member and audit committee chair of Waypoint Financial Corp., Waypoint Bank, York Financial Corp., and York Federal Savings & Loan.

“Cindy has been a tremendous director and financial expert for The York Water Company,” said Hodges, who will remain on the board. “As chair, Cindy will lead the board of directors and the company into the future with strength, unity and resolve. Cindy embodies the culture of York Water and understands how to capitalize on our culture and history to advance the mission and goals of our company.”

Hodges has served on the board of directors since 2000 and as chairman since 2010.

“Chairman Hodges’ leadership over the past 10 years and most acutely through last year’s CEO transition and the challenges of 2020, has been instrumental to the operational and financial success of our company,” said President Hand. “His unwavering commitment to York Water, his steady hand and his ability to translate vision to results will be his legacy and set the standard for our executive leadership team. We are so pleased that George will remain on the board, where he will continue to share his expertise as we execute our plan for the future of The York Water Company.”

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About The York Water Company
The York Water Company (NASDAQ:YORW), the nation’s oldest publicly traded utility company, is committed to providing its customers in 51 municipalities within Pennsylvania with safe, dependable, high-quality water and wastewater services, supported by the company’s longstanding commitment to providing stable rates, responsible infrastructure reinvestment and innovation while simultaneously earning a fair return for its shareholders.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

/s/ Matthew E. Poff
Date: May 4, 2021	Matthew E. Poff
Chief Financial Officer